UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 20, 2025
VIPER ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Ave. Suite 100/ Midland, TX	79701
(Address of principal executive offices)	(Zip code)
(432) 221-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	NASDAQ (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2025, Viper Energy, Inc. (“Viper”) announced the implementation of its leadership transition plan.  Travis D. Stice will move on from his role as Chief Executive Officer of Viper, effective immediately; he will remain a member of the Board of Directors of Viper (the “Board”).  Also effective immediately, Kaes Van’t Hof, current President of Viper, will succeed Mr. Stice as Chief Executive Officer, and Austen Gilfillian, current Vice President of Viper, will assume the role of President.

Biographical information for Mr. Van’t Hof, age 38, including the positions he holds with the Board and Diamondback Energy, Inc., Viper’s parent entity (“Diamondback”), is included in Viper’s definitive proxy statement on Schedule 14A, filed by Viper with the Securities and Exchange Commission on April 25, 2024 (the “Proxy Statement”), and is incorporated into this Item by reference.

Mr. Gilfillian, age 32, has served as Vice President of Viper since February 2024. Prior to holding this position, he served as General Manager of Viper from February 2022 to February 2024 and in various roles in Diamondback’s finance group before that since joining Diamondback in September 2017. Mr. Gilfillian graduated from Trinity University with a Bachelor of Science in Business Administration and Economics.

In Mr. Gilfillian’s role as President, he will be eligible for an annual base salary of $400,000 and a target annual bonus opportunity of 80% of his annual base salary.  In addition, Mr. Gilfillian will be granted equity awards of Viper in 2025 with a target grant date value of $1.25 million, which awards will be 60% in the form of performance-based restricted stock units and 40% in the form of time-based restricted stock units.  In addition, Mr. Gilfillian will continue to participate in Diamondback’s Amended and Restated Senior Management Severance Plan in accordance with its terms.  As with other executive officers of Viper, Mr. Gilfillian is an employee of Diamondback and, other than his Viper equity awards, is compensated by Diamondback.  Mr. Gilfillian’s services to Viper are provided pursuant to the Services and Secondment Agreement, dated as of November 2, 2023, among Diamondback, Viper and certain other parties, and Diamondback’s expenses related to his compensation are subject to reimbursement by Viper under the Services and Secondment Agreement.  Additional information regarding the Services and Secondment Agreement is included in the Proxy Statement.

Item 7.01.	Regulation FD Disclosure.

On February 20, 2025, Viper issued a press release announcing the leadership transition plan. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date: February 20, 2025	By:	/s/ Matt Zmigrosky
	Name:	Matt Zmigrosky
	Title:	Executive Vice President, General Counsel and Secretary